Exhibit 99

Piper Jaffray Companies, 800 Nicollet Mall, Minneapolis, MN 55402-7020

C O N T A C T
Tom Smith
Investor Relations
Tel: 612 303-6336

F O R    I M M E D I A T E    R E L E A S E
Piper Jaffray Companies Announces
2012 Fourth Quarter and Year-end Results

MINNEAPOLIS – Jan. 30, 2012 – Piper Jaffray Companies (NYSE: PJC) today announced that for the quarter ended Dec. 31, 2012, net income from continuing operations was $15.6 million, or $0.88 per diluted common share. These results compared to non-GAAP net income from continuing operations of $2.4 million(1) or $0.13(1) per diluted common share, in the year-ago period. The references to non-GAAP figures in the year-ago period exclude the effects of a $118.4 million after tax goodwill impairment charge. On a GAAP basis, net loss from continuing operations in the year-ago period was $116.0 million, or $7.35 per diluted common share. In the third quarter of 2012, net income from continuing operations was $14.5 million, or $0.82 per diluted common share.

For the fourth quarter of 2012, net revenues from continuing operations were $140.9 million, compared to $93.1 million in the fourth quarter of 2011, and $131.5 million in the third quarter of 2012.

For the quarter ended Dec. 31, 2012, net income, including continuing and discontinued operations, was $11.8 million, or $0.67 per diluted common share, compared to non-GAAP net income of $2.1 million(2), or $0.11 (2) per diluted common share, in the year-ago period, and $19.7 million, or $1.11 per diluted common share in the third quarter of 2012. On a GAAP basis, net loss from continuing and discontinued operations in the year-ago period was $116.4 million, or $7.38 per diluted common share. Discontinued operations includes the operating results of the Hong Kong capital markets business, which we have shut down, and FAMCO, a division of the asset management segment. The firm is actively pursuing a sale of the FAMCO business.

For the year ended Dec. 31, 2012, net income from continuing operations was $47.1 million, or $2.58 per diluted common share, compared to non-GAAP net income of $27.7 million(1), or $1.44 (1) per diluted common share in the prior year (and a net loss of $90.8 million, or $5.79 per diluted common share in the prior year on a GAAP basis). For 2012, net revenues from continuing operations were

$489.0 million up 13% compared to 2011, due to higher revenues across our fixed income and advisory services businesses.

“We produced solid results for the quarter and the year despite adverse market conditions facing several of our businesses.” said Andrew S. Duff, chairman and chief executive officer. “Compared to the prior quarter, strong performance in M&A and public finance, and improved results in equities, more than offset weaker results in our fixed income trading businesses, while our equity capital raising and asset management businesses were flat sequentially.”

Duff continued, “Our strategy served us well as we focused our resources on our businesses where we are strongest, working to generate higher margins and improving our return on equity. Key execution steps in 2012 included adding resources in public finance, fixed income and M&A, creating more flexibility with our lenders, reducing costs, and exiting businesses that lacked sustainability or did not contribute meaningfully to our results. These efforts contributed to an improvement in ROE to 5.7%(6) in 2012 compared to 2.3%(6) in 2011.”

Fourth Quarter Results from Continuing Operations

Consolidated Expenses
For the fourth quarter of 2012, compensation and benefits expenses were $87.4 million, up 44% and 12% compared to the fourth quarter of 2011 and the third quarter of 2012, respectively, due to improved financial results.

For the fourth quarter of 2012, compensation and benefits expenses were 62.0% of net revenues, compared to 65.2% for the fourth quarter of 2011 and 59.4% for the third quarter of 2012. The compensation ratio decreased compared to the fourth quarter of 2011 due to higher revenues, and increased compared to the third quarter of 2012 primarily due to changes in our mix of revenues.

For the fourth quarter of 2012, non-compensation expenses were $30.7 million, compared to non-GAAP non-compensation expenses of $30.5 million(3) in the year-ago period, and $28.1 million in the third quarter of 2012. In the year ago period, non-compensation expenses on a GAAP basis were $150.8 million.

Business Segment Results
The firm has two reportable business segments: Capital Markets and Asset Management. Consolidated net revenues and expenses are fully allocated to these two segments. The operating results of the Hong Kong capital markets business, and FAMCO, a division of the asset management segment, are presented as discontinued operations for all periods presented.

Capital Markets
For the quarter, Capital Markets generated pre-tax operating income of $19.4 million, compared to a non-GAAP pre-tax operating loss of $2.1 million(4) in the year-ago period and pre-tax operating income of $20.6 million in the third quarter of 2012. On a GAAP basis, with the goodwill impairment charge, this segment generated a pre-tax operating loss of $122.4 million in the year-ago period.

Net revenues were $124.5 million, up 61% and 8% compared to the year-ago period and the third quarter of 2012, respectively.

•
Equity financing revenues of $18.0 million increased 17% compared to the fourth quarter of 2011 and were similar to the third quarter of 2012. Revenues were higher compared to the year-ago period due to more completed transactions.

•
Fixed income financing revenues of $20.5 million increased 35% and 24% compared to the fourth quarter of 2011 and the third quarter of 2012, respectively. Revenues were favorable compared to the year-ago period due to higher revenue per transaction, and favorable compared to the third quarter of 2012 due to more completed transactions. We continue to gain market share and expand our national footprint in the public finance space.

•
Advisory services revenues were a record $44.5 million, up 139% and 173% compared to the fourth quarter of 2011 and the third quarter of 2012, respectively. Advisory services revenues were extremely strong in the current quarter as sellers were motivated to complete deals prior to year-end. In addition to favorable market conditions, recent additions to our M&A team also contributed to our results.

•	Equity institutional brokerage revenues of $20.1 million were in line with the fourth quarter of 2011 and up 12% compared to the third quarter of 2012.

•
Fixed income institutional brokerage revenues were $23.5 million up 112% compared to the fourth quarter of 2011 and down 50% compared to the third quarter of 2012. Revenues were favorable compared to the year-ago period due to more favorable market conditions in the current quarter. Revenues were lower compared to the third quarter of 2012 due to lower results in our strategic trading activities, following an exceptionally strong third quarter.

•
Operating expenses were $105.1 million for the fourth quarter of 2012, compared to non-GAAP operating expenses of $79.4 million(5) in the prior year quarter ($199.7 million on a GAAP basis in the prior year quarter), and $94.7 million in the third quarter of 2012. Operating expenses increased relative to the comparable quarters due to higher compensation expense resulting from improved operating results.

•
For the fourth quarter of 2012, the segment pre-tax operating margin was 15.6%, compared to a negative 2.7%(4) on a non-GAAP basis in the year-ago period, and a 17.9% operating margin in the third quarter of 2012. Pre-tax operating margin in the current quarter was significantly higher compared to the year-ago period due to higher revenues, and lower than the third quarter of 2012 due to higher compensation expense driven by the business mix for the quarter.

Asset Management
For the quarter ended Dec. 31, 2012, asset management generated pre-tax operating income of $3.4 million, down 16% and 29%, compared to the fourth quarter of 2011 and the third quarter of 2012, respectively.

•	Net revenues were $16.4 million, up 4% and 1%, compared to the fourth quarter of 2011 and the third quarter of 2012, respectively.

•
Operating expenses for the current quarter were $13.0 million, up 11% and 14%, compared to the year-ago period, and the third quarter of 2012, respectively. Segment pre-tax operating margin was 20.6%, compared to 25.6% in the year-ago period, and 29.4% in the third quarter of 2012. Segment pre-tax margin was lower relative to the comparable quarters due to higher compensation expense within our asset management division.

•	Assets under management (AUM) were $9.1 billion in the fourth quarter of 2012, compared to $8.6 billion in the year-ago period, and $9.2 billion in the third quarter of 2012.

Other Matters
In the fourth quarter of 2012, the firm repurchased $4.7 million, or 158,332 shares, of its common stock at an average price of $29.37 per share. The firm has $95.4 million remaining on its share repurchase authorization, which expires on Sept. 30, 2014.

Fourth Quarter Results from Discontinued Operations

Discontinued operations includes the operating results of the Hong Kong capital markets business, which we have shut down, and FAMCO, a division of the asset management segment. The firm is actively pursuing a sale of the FAMCO business.

For the quarter ended Dec. 31, 2012, net loss from discontinued operations was $3.7 million, or $0.21 per diluted common share, compared to a net loss of $0.4 million in the fourth quarter of 2011, or $0.02 per diluted share, and net income of $5.2 million, or $0.29 per diluted share, in the third quarter of 2012. Included in the current quarter is a $3.4 million after-tax, non-cash goodwill impairment charge related to FAMCO.

Full-Year 2012 Results from Continuing Operations

Consolidated Expenses
For 2012, compensation and benefits expenses were $296.9 million, up 12% compared to 2011, due to improved financial performance. Compensation and benefits expenses were 60.7% of net revenues, down from 61.3% in 2011.

For 2012, non-compensation expenses were $123.1 million compared to $127.0 million(3) in 2011 on a non-GAAP basis (and $247.3 million on a GAAP basis).

Business Segment Results
The firm's Hong Kong capital markets and FAMCO businesses are presented as discontinued operations for all periods presented.

Capital Markets
For 2012, Capital Markets generated pre-tax operating income of $52.5 million, compared to non-GAAP pre-tax operating income of $25.0 million(4) in 2011 (and pre-tax operating loss of $95.3 million on a GAAP basis). Net revenues were $424.1 million, up 15% compared to 2011 due to higher revenues in our fixed income and advisory businesses.

For 2012, operating expenses were $371.6 million, up 8% compared to non-GAAP operating expenses for 2011 of $344.0 million (5) (and $464.3 million on a GAAP basis). Segment pre-tax operating margin improved to 12.4%, compared to a non-GAAP pre-tax operating margin of 6.8%(4) in 2011. Pre-tax operating margin increased significantly in 2012 due to operating leverage related to increased revenues.

Asset Management
For 2012, asset management generated pre-tax operating income of $16.5 million, up 9% compared to 2011. Net revenues were $64.8 million, up 3% compared to 2011.

Operating expenses for the year were $48.3 million, up 1% compared to 2011. Segment pre-tax operating margin was 25.5%, up slightly from 2011.

Other Matters
For the full year 2012, the firm repurchased $47.2 million, or 2.0 million shares, of its common stock, at an average price of $23.22.

Additional Shareholder Information*

	For the Quarter Ended:
	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011
Number of employees	907	901	919
Equity financings
# of transactions	16	14	10
Capital raised	$1.5 billion	$2.5 billion	$2.7 billion
Tax-exempt issuance
# of transactions	154	113	144
Par value	$2.1 billion	$2.3 billion	$2.2 billion
Mergers & acquisitions
# of transactions	22	6	11
Aggregate deal value	$6.8 billion	$0.7 billion	$1.3 billion
Asset Management
AUM	$9.1 billion	$9.2 billion	$8.6 billion
Common shareholders’ equity	$733.3 million	$724.6 million	$718.4 million
Annualized qtrly. return on avg. common shareholders’ equity**	6.5%	11.0%	1.1%(7)
Book value per share:	$48.20	$47.58	$45.61
Tangible book value per share(8):	$32.39	$31.30	$29.51

	For the Year Ended:
	Dec. 31, 2012	Dec. 31, 2011
Equity financings
# of transactions	67	60
Capital raised	$9.1 billion***	$12.9 billion
Tax-exempt issuance
# of transactions	568	520
Par value	$9.3 billion	$6.9 billion
Mergers & acquisitions
# of transactions	40	38
Aggregate deal value	$10.2 billion	$5.2 billion
Asset Management
AUM	$9.1 billion	$8.6 billion
Return on avg. common shareholders’ equity(6)	5.7%	2.3%
*Number of employees, transaction data, and AUM reflect continuing operations; other numbers reflect continuing and discontinued results.
**Annualized return on average common shareholders' equity is computed by dividing annualized net income by average monthly common shareholders' equity.
***Due to size, Facebook IPO capital raised has been excluded.

Conference Call
Andrew S. Duff, chairman and chief executive officer, and Debbra L. Schoneman, chief financial officer, will hold a conference call to review the financial results Wed., Jan. 30 at 9 a.m. ET (8 a.m. CT). The earnings release will be available on or after Jan. 30 at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888)810- 0209 or (706)902-1361 (international) and referencing reservation #85504834. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately 12 p.m. ET Jan. 30 at the same Web address or by calling (855)859-2056 and referencing reservation #85504834.

About Piper Jaffray

Piper Jaffray is an investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London and Zurich. www.piperjaffray.com

Cautionary Note Regarding Forward-Looking Statements

This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about general economic and market conditions, the environment and prospects for capital markets transactions (including corporate advisory transactions), anticipated financial results from strategic trading activities within fixed income institutional brokerage, the sale of the FAMCO division of our asset management business, anticipated financial results generally (including expectations regarding our compensation ratio, revenue levels, operating margins, earnings per share, and return on equity), current deal pipelines (or backlogs), our strategic priorities (including growth in public finance, asset management, and corporate advisory), or other similar matters. These statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements, including (1) market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability, (2) the volume of anticipated investment banking transactions as reflected in our deal pipelines (and the net revenues we earn from such transactions) may differ from expected results if any transactions are delayed or not completed at all or if the terms of any transactions are modified, (3) strategic trading activities comprise a meaningful portion of our fixed income institutional brokerage revenue, and results from these activities may be volatile and vary significantly, including the possibility of incurring losses, on a quarterly and annual basis, (4) our ability to manage expenses may be limited by the fixed nature of certain expenses as well as the impact from unanticipated expenses, (5) the sale of the FAMCO business could cause us to incur unforseen expenses and have disruptive effects on our business, (6) we may not be able to compete successfully with other companies in the financial services industry, which may impact our ability to achieve our growth priorities and objectives, (7) our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results, and (8) the other factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 and “Management's

Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2011, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov). Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2013 Piper Jaffray Companies, 800 Nicollet Mall, Suite 800, Minneapolis, Minnesota 55402-7020

###

Piper Jaffray Companies
Preliminary Unaudited Results of Operations

	Three Months Ended				Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,		4Q '12	4Q '12	Dec. 31,	Dec. 31,		Percent
(Amounts in thousands, except per share data)	2012	2012	2011		vs. 3Q '12	vs. 4Q '11	2012	2011		Inc/(Dec)
Revenues:
Investment banking	$82,393	$51,083	$48,665		61.3%	69.3%	$230,929	$200,500		15.2%
Institutional brokerage	38,017	58,719	24,364		(35.3)	56.0	172,023	136,096		26.4
Asset management	16,516	16,136	15,519		2.4	6.4	65,215	63,307		3.0
Interest	13,102	12,457	13,034		5.2	0.5	48,844	55,440		(11.9)
Other income/(loss)	(11)	235	(1,705)		N/M	(99.4)	1,231	8,313		(85.2)
Total revenues	150,017	138,630	99,877		8.2	50.2	518,242	463,656		11.8

Interest expense	9,106	7,125	6,824		27.8	33.4	29,290	31,573		(7.2)

Net revenues	140,911	131,505	93,053		7.2	51.4	488,952	432,083		13.2

Non-interest expenses:
Compensation and benefits	87,415	78,070	60,632		12.0	44.2	296,882	265,015		12.0
Occupancy and equipment	6,783	6,057	6,579		12.0	3.1	26,454	28,430		(7.0)
Communications	4,431	5,276	5,181		(16.0)	(14.5)	20,543	22,121		(7.1)
Floor brokerage and clearance	2,120	1,825	2,249		16.2	(5.7)	8,054	8,925		(9.8)
Marketing and business development	4,926	4,259	5,917		15.7	(16.7)	19,908	22,640		(12.1)
Outside services	8,188	6,747	7,098		21.4	15.4	27,998	27,570		1.6
Restructuring-related expense	—	—	—		N/M	N/M	3,642	—		N/M
Goodwill impairment	—	—	120,298		N/M	N/M	—	120,298		N/M
Intangible asset amortization expense	1,736	1,736	1,814		—	(4.3)	6,944	7,256		(4.3)
Other operating expenses	2,530	2,183	1,661		15.9	52.3	9,516	10,017		(5.0)
Total non-interest expenses	118,129	106,153	211,429		11.3	(44.1)%	419,941	512,272		(18.0)

Income/(loss) from continuing operations before income tax expense/(benefit)	22,782	25,352	(118,376)		(10.1)	N/M	69,011	(80,189)		N/M

Income tax expense/(benefit)	7,422	10,194	(2,989)		(27.2)	N/M	19,470	9,120		113.5

Income/(loss) from continuing operations	15,360	15,158	(115,387)		1.3	N/M	49,541	(89,309)		N/M

Discontinued operations:
Income/(loss) from discontinued operations, net of tax	(3,741)	5,171	(360)		N/M	N/M	(5,807)	(11,248)		(48.4)

Net income/(loss)	11,619	20,329	(115,747)		(42.8)	N/M	43,734	(100,557)		N/M

Net income/(loss) applicable to noncontrolling interests	(205)	665	617		N/M	N/M	2,466	1,463		68.6%

Net income/(loss) applicable to Piper Jaffray Companies (1)	$11,824	$19,664	$(116,364)		(39.9)%	N/M	$41,268	$(102,020)		N/M

Net income/(loss) applicable to Piper Jaffray Companies’ common shareholders (1)	$10,198	$16,840	$(116,364)		(39.4)%	N/M	$35,335	$(102,020)		N/M

Amounts applicable to Piper Jaffray Companies
Income/(loss) from continuing operations	$15,565	$14,493	$(116,004)		7.4%	N/M	$47,075	$(90,772)		N/M
Income/(loss) from discontinued operations, net of tax	(3,741)	5,171	(360)		N/M	N/M	(5,807)	(11,248)		(48.4)%
Net income/(loss) applicable to Piper Jaffray Companies	$11,824	$19,664	$(116,364)		(39.9)%	N/M	$41,268	$(102,020)		N/M

Earnings/(loss) per basic common share
Income/(loss) from continuing operations	$0.88	$0.82	$(7.35)		7.3%	N/M	$2.58	$(5.79)		N/M
Income/(loss) from discontinued operations	(0.21)	0.29	(0.02)		N/M	N/M	(0.32)	(0.72)		(55.4)%
Earnings/(loss) per basic common share	$0.67	$1.11	$(7.38)		(39.6)%	N/M	$2.26	$(6.51)		N/M

Earnings/(loss) per diluted common share
Income/(loss) from continuing operations	$0.88	$0.82	$(7.35)		7.3%	N/M	$2.58	$(5.79)		N/M
Income/(loss) from discontinued operations	(0.21)	0.29	(0.02)		N/M	N/M	(0.32)	(0.72)		(55.4)%
Earnings/(loss) per diluted common share	$0.67	$1.11	$(7.38)	(2)	(39.6)%	N/M	$2.26	$(6.51)	(2)	N/M

Weighted average number of common shares outstanding
Basic	15,253	15,210	15,773		0.3%	(3.3)%	15,615	15,672		(0.4)%
Diluted	15,256	15,210	15,773	(2)	0.3%	(3.3)%	15,616	15,672	(2)	(0.4)%

(1)
Net income applicable to Piper Jaffray Companies is the total net income earned by the Company. Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested restricted stock with dividend rights.

(2)	Earnings per diluted common share is calculated using the basic weighted average number of common shares for periods in which a loss is incurred.
N/M — Not meaningful

Piper Jaffray Companies
Preliminary Unaudited Segment Data from Continuing Operations

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '12	4Q '12	Dec. 31,	Dec. 31,	Percent
(Dollars in thousands)	2012	2012	2011	vs. 3Q '12	vs. 4Q '11	2012	2011	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$18,039	$18,781	$15,479	(4.0)%	16.5%	$73,180	$74,161	(1.3)%
Debt	20,504	16,573	15,210	23.7	34.8	74,102	54,565	35.8
Advisory services	44,495	16,317	18,610	172.7	139.1	86,165	74,373	15.9
Total investment banking	83,038	51,671	49,299	60.7	68.4	233,447	203,099	14.9

Institutional sales and trading
Equities	20,134	17,927	20,147	12.3	(0.1)	75,723	86,175	(12.1)
Fixed income	23,480	46,690	11,097	(49.7)	111.6	119,253	77,017	54.8
Total institutional sales and trading	43,614	64,617	31,244	(32.5)	39.6	194,976	163,192	19.5

Other income/(loss)	(2,144)	(1,039)	(3,206)	106.4	(33.1)	(4,285)	2,746	N/M

Net revenues	124,508	115,249	77,337	8.0	61.0	424,138	369,037	14.9

Non-interest expenses
Goodwill impairment	—	—	120,298	N/M	N/M	—	120,298	N/M
Operating expenses	105,099	94,671	79,436	11.0	32.3	371,628	344,036	8.0
Total non-interest expenses	105,099	94,671	199,734	11.0	(47.4)%	371,628	464,334	(20.0)%

Segment pre-tax operating income/(loss)	$19,409	$20,578	$(122,397)	(5.7)%	N/M	$52,510	$(95,297)	N/M

Segment pre-tax operating margin	15.6%	17.9%	(158.3)%			12.4%	(25.8)%

Asset Management
Management and performance fees
Management fees	$16,083	$15,800	$14,914	1.8%	7.8%	$63,296	$60,873	4.0%
Performance fees	121	22	499	450.0	(75.8)	785	2,245	(65.0)
Total management and performance fees	16,204	15,822	15,413	2.4	5.1	64,081	63,118	1.5

Other income/(loss)	199	434	303	(54.1)	(34.3)	733	(72)	N/M

Net revenues	16,403	16,256	15,716	0.9	4.4	64,814	63,046	2.8

Operating expenses	13,030	11,482	11,695	13.5	11.4	48,313	47,938	0.8

Segment pre-tax operating income	$3,373	$4,774	$4,021	(29.3)%	(16.1)%	$16,501	$15,108	9.2%

Segment pre-tax operating margin	20.6%	29.4%	25.6%			25.5%	24.0%

Total
Net revenues	$140,911	$131,505	$93,053	7.2%	51.4%	$488,952	$432,083	13.2%

Non-interest expenses
Goodwill impairment	—	—	120,298	N/M	N/M	—	120,298	N/M
Operating expenses	118,129	106,153	91,131	11.3	29.6	419,941	391,974	7.1
Total non-interest expenses	$118,129	$106,153	$211,429	11.3	(44.1)%	$419,941	$512,272	(18.0)%

Total segment pre-tax operating income/(loss)	$22,782	$25,352	$(118,376)	(10.1)%	N/M	$69,011	$(80,189)	N/M

Pre-tax operating margin	16.2%	19.3%	(127.2)%			14.1%	(18.6)%
N/M — Not meaningful
Segment pre-tax operating income/(loss) and segment pre-tax operation margin exclude the results of discontinued operations.

Piper Jaffray Companies
Preliminary Data from Discontinued Operations

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '12	4Q '12	Dec. 31,	Dec. 31,	Percent
(Dollars in thousands)	2012	2012	2011	vs. 3Q '12	vs. 4Q '11	2012	2011	Inc/(Dec)
Piper Jaffray Asia
Net revenues	$10	$2,674	$4,479	(99.6)%	(99.8)%	$6,635	$15,996	(58.5)%

Non-interest expenses
Restructuring-related expense	478	11,057	—	(95.7)	N/M	11,535	—	N/M
Operating expenses	—	5,843	4,905	N/M	N/M	16,550	24,983	(33.8)
Total non-interest expenses	478	16,900	4,905	(97.2)	(90.3)	28,085	24,983	12.4

Loss before income tax expense/(benefit)	(468)	(14,226)	(426)	(96.7)	9.9	(21,450)	(8,987)	138.7

Income tax expense/(benefit)	(100)	(21,029)	41	(99.5)%	N/M	(21,069)	1,927	N/M

Net income/(loss)	$(368)	$6,803	$(467)	N/M	(21.2)%	$(381)	$(10,914)	(96.5)%

FAMCO
Net revenues	$1,490	$1,453	$1,596	2.5%	(6.6)%	$5,718	$6,584	(13.2)%

Non-interest expenses
Goodwill impairment	5,508	—	—	N/M	N/M	5,508	—	N/M
Operating expenses	1,400	4,090	1,443	(65.8)	(3.0)	8,362	7,089	18.0
Total non-interest expenses	6,908	4,090	1,443	68.9	378.7%	13,870	7,089	95.7%

Income/(loss) before income tax expense/(benefit)	(5,418)	(2,637)	153	105.5	N/M	(8,152)	(505)	N/M

Income tax expense/(benefit)	(2,045)	(1,005)	46	103.5	N/M	(2,726)	(171)	N/M

Net income/(loss)	$(3,373)	$(1,632)	$107	106.7%	N/M	$(5,426)	$(334)	N/M

Total Discontinued Operations
Net revenues	$1,500	$4,127	$6,075	(63.7)%	(75.3)%	$12,353	$22,580	(45.3)%

Non-interest expenses
Restructuring-related expense	478	11,057	—	(95.7)	N/M	11,535	—	N/M
Goodwill impairment	5,508	—	—	N/M	N/M	5,508	—	N/M
Operating expenses	1,400	9,933	6,348	(85.9)	(77.9)	24,912	32,072	(22.3)
Total non-interest expenses	7,386	20,990	6,348	(64.8)	16.4	41,955	32,072	30.8

Loss before income tax expense/(benefit)	(5,886)	(16,863)	(273)	(65.1)	N/M	(29,602)	(9,492)	211.9

Income tax expense/(benefit)	(2,145)	(22,034)	87	(90.3)%	N/M	(23,795)	1,756	N/M

Net income/(loss)	$(3,741)	$5,171	$(360)	N/M	N/M	$(5,807)	$(11,248)	(48.4)%
N/M — Not meaningful

FOOTNOTES
The press release includes the use of non-GAAP financial measures that are not prepared in accordance with U.S. generally accepted accounting principles. These non-GAAP financial measures should not be considered a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures have been used in this press release because management believes they are useful to investors by providing greater transparency to Piper Jaffray’s operating performance.

The non-GAAP financial measures used in footnotes 1 through 5 exclude the effects of a goodwill impairment charge recognized in the fourth quarter of 2011.

(1)	Income/(loss) from continuing operations and earnings per share

	Three Months Ended	Twelve Months Ended
(Amounts in thousands, except per share data)	Dec. 31, 2011	Dec. 31, 2011
Loss from continuing operations	$(116,004)	$(90,772)
Adjustment to exclude the goodwill impairment charge, net of income tax	118,448	118,448

Net income from continuing operations, excluding the goodwill impairment charge	$2,444	$27,676

Net income applicable to Piper Jaffray Companies common shareholders, excluding the goodwill impairment charge	$2,027	$22,593

Diluted earnings per common share, excluding the goodwill impairment charge	$0.13	$1.44

Weighted average number of common shares outstanding — diluted	15,773	15,685

(2)	Net income/(loss) applicable to Piper Jaffray Companies and earnings per share

	Three Months Ended	Twelve Months Ended
(Amounts in thousands, except per share data)	Dec. 31, 2011	Dec. 31, 2011
Net loss applicable to Piper Jaffray Companies	$(116,364)	$(102,020)
Adjustment to exclude the goodwill impairment charge, net of income tax	118,448	118,448

Net income applicable to Piper Jaffray Companies, excluding the goodwill impairment charge	$2,084	$16,428

Net income applicable to Piper Jaffray Companies common shareholders, excluding the goodwill impairment charge	$1,729	$13,411

Diluted earnings per common share, excluding the goodwill impairment charge	$0.11	$0.86

Weighted average number of common shares outstanding — diluted	15,773	15,685

(3)	Consolidated non-compensation expenses from continuing operations

	Three Months Ended	Twelve Months Ended
(Amounts in thousands)	Dec. 31, 2011	Dec. 31, 2011
Non-compensation expenses	$150,797	$247,257
Adjustment to exclude the goodwill impairment charge	(120,298)	(120,298)

Non-compensation expenses, excluding the goodwill impairment charge	$30,499	$126,959

(4)	Capital Markets pre-tax operating income and pre-tax margin from continuing operations

	Three Months Ended	Twelve Months Ended
(Amounts in thousands)	Dec. 31, 2011	Dec. 31, 2011
Capital Markets pre-tax operating loss	$(122,397)	$(95,297)
Adjustment to exclude the goodwill impairment charge	120,298	120,298

Capital Markets pre-tax operating income/(loss), excluding the goodwill impairment charge	$(2,099)	$25,001

Capital Markets pre-tax operating margin	(158.3)%	(25.8)%
Capital Markets pre-tax operating margin, excluding the goodwill impairment charge	(2.7)%	6.8%

(5)	Capital Markets operating expenses from continuing operations

	Three Months Ended	Twelve Months Ended
(Amounts in thousands)	Dec. 31, 2011	Dec. 31, 2011
Capital Markets operating expenses	$199,734	$464,334
Adjustment to exclude the goodwill impairment charge	(120,298)	(120,298)

Capital Markets operating expenses, excluding the goodwill impairment charge	$79,436	$344,036

(6)	Return on average adjusted common shareholders’ equity

Adjusted common shareholders’ equity equals total common shareholders’ equity, including goodwill associated with acquisitions, less goodwill resulting from the 1998 acquisition of our predecessor company, Piper Jaffray Companies Inc., by U.S. Bancorp. Return on average adjusted common shareholders’ equity is computed by dividing net income by average monthly adjusted common shareholders’ equity. Management believes that return on adjusted common shareholders’ equity is a meaningful measure of performance because it reflects equity deployed in our businesses after our spin off from U.S. Bancorp on December 31, 2003. The following table sets forth a reconciliation of common shareholders’ equity to adjusted common shareholders’ equity. Common shareholders’ equity is the most directly comparable GAAP financial measure to adjusted common shareholders’ equity.

		Average for the	Average for the
		Year Ended	Year Ended
	Average for the	Dec. 31, 2011,	Dec. 31, 2011,
	Year Ended	Including the Goodwill	Excluding the Goodwill
(Amounts in thousands)	Dec. 31, 2012	Impairment Charge	Impairment Charge
Common shareholders’ equity	$728,433	$825,483	$834,594
Deduct: goodwill attributable to PJC Inc. acquisition by USB	—	97,405	105,522

Adjusted common shareholders’ equity	$728,433	$728,078	$729,072

Annualized net income applicable to Piper Jaffray Companies	$41,268	N/M	$16,428

Annualized quarterly return on average adjusted common shareholders’ equity	5.7%	N/M	2.3%
N/M — Not meaningful

(7)	Annualized quarterly return on average adjusted common shareholders’ equity

Management believes that the annualized quarterly return on average adjusted common shareholders’ equity excluding the impact of the goodwill impairment charge is a meaningful measure and aids comparison to the other quarters presented.

	Average for the	Average for the
	Three Months Ended	Three Months Ended
	Dec. 31, 2011,	Dec. 31, 2011,
	Including the Goodwill	Excluding the Goodwill
(Amounts in thousands)	Impairment Charge	Impairment Charge
Common shareholders’ equity	$808,079	$837,691
Deduct: goodwill attributable to PJC Inc. acquisition by USB	79,141	105,522

Adjusted common shareholders’ equity	$728,938	$732,169

Annualized net income applicable to Piper Jaffray Companies	N/M	$8,337

Annualized quarterly return on average adjusted common shareholders’ equity	N/M	1.1%
N/M — Not meaningful

(8)	Tangible common shareholders’ equity

Tangible shareholders’ equity equals total shareholders’ equity less all goodwill and identifiable intangible assets. Tangible book value per share is computed by dividing tangible shareholders’ equity by common shares outstanding. Management believes that tangible book value per share is a more meaningful measure of our book value per share. Shareholders’ equity is the most directly comparable GAAP financial measure to tangible shareholders’ equity. The following is a reconciliation of shareholders’ equity to tangible shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011
Common shareholders’ equity	$733,292	$724,616	$718,391
Deduct: goodwill and identifiable intangible assets	240,480	247,905	253,656

Tangible common shareholders’ equity	$492,812	$476,711	$464,735